As filed with the Securities and Exchange Commission on September 4, 2025

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELESAT CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

160 Elgin Street
Suite 2100

Ottawa, Ontario, Canada K2P 2P7

(613) 748-8700

(Address, Including Zip Code of Principal Executive Offices)

Telesat Corporation Employee Share Purchase Plan

(Full title of Plans)

Christopher S. DiFrancesco

Vice President, General Counsel and Secretary

Telesat Corporation

160 Elgin Street

Suite 2100

Ottawa, Ontario, Canada K2P 2P7

(613) 748-8700

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John L Robinson

Michael J. Schobel

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an aggregate of 1,000,000 Class A common shares, no par value per share (the “Class A common shares”), and Class B variable voting shares, no par value per share (the “Class B variable voting shares”), of Telesat Corporation (“Telesat”), which may be issued under the Telesat Corporation Employee Share Purchase Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by Telesat with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	Telesat’s Annual Report on Form 20-F (File No. 001-41083) for the fiscal year ended December 31, 2024 filed with the Commission on March 27, 2025;

(b)	all other reports filed by Telesat pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024; and

(c)	the description of Class A common shares and Class B variable voting shares contained in Telesat’s Registration Statement on Form F-4, as amended (Registration No. 333-255518).

In addition, all documents or reports subsequently filed by Telesat with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents or reports; provided that reports on Form 6-K shall only be deemed so incorporated by reference to the extent expressly stated therein.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document or report which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable. No original issuance Class A common shares or Class B variable voting shares are to be registered hereunder, therefore no opinion of counsel regarding the legality of the Common Shares being registered hereunder is required.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”), Telesat may indemnify a director or officer of Telesat, a former director or officer of Telesat or another individual who acts or acted at Telesat’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for or in respect of a judgment, penalty or fine in, or expenses related to, such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of Telesat or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. Telesat may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. Telesat may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from Telesat in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, provided such individual complies with (i) and (ii) above. On application of Telesat or an individual described above, the Supreme Court of British Columbia may order Telesat to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, Telesat’s Articles provide that Telesat will indemnify a person named above, and such person's heirs and legal representatives, as set out in the BCBCA, and will, to the fullest extent permitted by the BCBCA, advance the full amount of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by a person named above in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above.

Telesat maintains directors’ and officers’ liability insurance for the benefit of all of the directors and officers of Telesat to indemnify them against any liability incurred by them in their capacity as directors and officers pursuant to the indemnity provisions under the BCBCA. Telesat has also executed agreements evidencing its indemnity in favor of the foregoing classes of persons to the fullest extent permitted pursuant to the Articles and the BCBCA.

The foregoing summaries are necessarily subject to the complete text of the BCBCA, Telesat’s Articles and the policies and agreements referred to above and are qualified in their entity by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Telesat pursuant to the foregoing provisions, Telesat has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Articles of Telesat Corporation, dated as of November 17, 2021 (incorporated by reference from Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K (File No. 333-255518) filed by Telesat Corporation on November 19, 2021)..
4.2	Amended and Restated Limited Partnership Agreement of Telesat Partnership LP, dated as of November 17, 2021, between Telesat Corporation, Henry Intven, Red Isle Private Investments Inc., Public Sector Pension Investment Board, John Cashman, Clare Copeland and each person who is admitted to Telesat Partnership LP as a limited partner in accordance with the terms thereto (incorporated by reference from Exhibit 99.3 to the Report of Foreign Private Issuer on Form 6-K (File No. 333-255518) filed by Telesat Corporation on November 19, 2021).
4.3	Telesat Corporation Employee Share Purchase Plan.
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in the signature pages hereof of this registration statement).
107	Filing Fee Table

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada, on this 4th day of September, 2025.

TELESAT CORPORATION

By:	/s/ Daniel Goldberg
	Name:	Daniel Goldberg
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Daniel Goldberg, Andrew Browne and Christopher DiFrancesco and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 4, 2025.

Name	Title

/s/ Daniel Goldberg	Chief Executive Officer and Executive Director (Principal Executive Officer)
Daniel Goldberg

/s/ Andrew Browne	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andrew Browne

/s/ Michael T. Boychuk
Michael T. Boychuk	Director

/s/ Jane Craighead
Jane Craighead	Director

/s/ Richard Fadden
Richard Fadden	Director

/s/ Henry Intven
Henry Intven	Director

/s/ David Morin
David Morin	Director

/s/ Mark H. Rachesky
Mark H. Rachesky	Director

/s/ Guthrie Stewart
Guthrie Stewart	Director

/s/ Michael B. Targoff
Michael B. Targoff	Director

/s/ Janet Yeung
Janet Yeung	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant in the United States, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, Delaware, on September 4, 2025.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director, Puglisi & Associates